UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 27, 2007


                              TAG-IT PACIFIC, INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                    1-13669                   95-4654481
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)



                 21900 BURBANK BLVD., SUITE 270
                   WOODLAND HILLS, CALIFORNIA                       91367
            (Address of Principal Executive Offices)             (Zip Code)


                                 (818) 444-4100
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

     NEW CREDIT FACILITY WITH BLUEFIN CAPITAL, LLC

         On June 27, 2007, Tag-It Pacific, Inc. entered into a Revolving Credit and Term Loan Agreement (the "Loan Agreement") with Bluefin Capital, LLC. Pursuant to the Loan Agreement, Bluefin Capital has provided us with a $5.0 million revolving credit facility and a $9.5 million term loan. At closing, $9.5 million of the proceeds were deposited in escrow and $3.0 million were reserved under the revolving credit facility for the purpose of fully paying obligations under our existing convertible debentures that are due in November 2007. Repayment of these convertible notes will be made at an earlier date if the note holders waive a pre-payment penalty. All loans made under the Loan Agreement become due and payable on June 30, 2010. Interest on the $9.5 million term loan is payable quarterly and accrues at an annual rate of 8.5%. The amount we may borrow under the revolving credit facility is determined by a percentage of eligible accounts receivable and inventory, up to a maximum of $5.0 million. Interest under this revolving credit facility is payable monthly, with the interest rate equal to the prime rate plus 2%. Our domestic and foreign operating subsidiaries executed a Guaranty Agreement with the lender providing for a guaranty of all obligations under the Loan Agreement. As collateral for the loans, we and our operating subsidiaries granted the lender a security interest in all of our assets pursuant to a Collateral Agreement and other collateral documents. The Loan Agreement contains customary negative and affirmative covenants, including limitations on additional indebtedness. The Loan Agreement includes customary default provisions, and all outstanding obligations may become immediately due and payable in the event of a default or a change of control.

         In connection with the financing arrangements to be made available under the Loan Agreement, we issued to the lender 1,500,000 shares of our common stock for an aggregate purchase price of $1,500 and warrants to purchase a total of 2,100,000 shares of our common stock. The warrants are immediately exercisable and have a term of 5 years. The warrants have an exercise price of $0.95 per share respect to 700,000 shares, $1.05 per share with respect to 700,000 shares, and $1.14 per share with respect to 700,000 shares. The exercise prices are subject to adjustment for certain dilutive issuances pursuant to the terms of the warrants. The issuance and sale of these shares and warrants was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction not involving any public offering.

         In addition, we entered into a Registration Rights Agreement, pursuant to which we agreed to file a registration statement on Form S-3 to register the resale by the lender of the shares of common stock issued pursuant to the Loan Agreement and the shares of common stock issuable upon exercise of the warrants, and to use our commercially reasonable best efforts to cause the registration statement to be declared effective within 180 days following closing of the Loan Agreement.

         The holders of our existing convertible debentures have a contractual right, and have been offered the opportunity, to participate in the financing arrangements under the Loan Agreement. Any participation by these parties would not increase the size of the debt facility or the number of shares or warrants issued by us, but would result in a reallocation of the funding commitments and shares and warrants among the existing lender and any new lenders.

         The press release announcing the closing of the revolving credit facility and term loan with Bluefin Capital is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.


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


     PROMISSORY NOTE

         On June 27, 2007, Colin Dyne, Vice Chairman of our Board of Directors and a significant stockholder, delivered to us a promissory note in the principal amount of $720,666, which is payable to us upon demand and accrues interest at the rate of 7.5% per annum. This promissory note was delivered to formally document the existing amounts due to us from Mr. Dyne for advances made prior to 2003, net of notes payable by us to Mr. Dyne.

ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     REPAYMENT OF PROMISSORY NOTES

         From the proceeds we received under the Loan Agreement, we paid approximately $1,004,000 to fully repay previously existing demand notes to Mark Dyne, the Chairman of our Board of Directors and a significant stockholder. In connection with the repayment, the promissory notes evidencing the loans, the first position security interest in the assets of the Company and several of its subsidiaries, and the subsidiary guaranties and security agreements relating to the notes, were terminated and all collateral was released.

         The notes due to Mr. Dyne were payable on demand, accrued interest at rates ranging from 0% to 11% per annum and certain of the notes were secured by a lien on our assets and the assets of certain of our subsidiaries. One of the repaid notes, in the principal amount of $500,000, was convertible into 111,111 shares our common stock.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of business acquired.

                  None.

         (b)      Pro forma financial information.

                  None.

         (c)      Shell company transactions.

                  None.

         (d)      Exhibits.

                  99.1 Press Release dated June 27, 2007, published by Tag-It Pacific, Inc.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  TAG-IT PACIFIC, INC.



Date:    June 28, 2007            By:   /s/ Lonnie Schnell
                                     ------------------------------------------
                                        Lonnie Schnell, Chief Financial Officer


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